                                                                  Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([*]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED


                                LICENSE AGREEMENT

         THIS AGREEMENT, effective as of January 18, 2001 ("EFFECTIVE DATE") between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 ("GENERAL") and CEREBROTEC, INC., a corporation having offices at 38 Broadway, Suite 313, Everett, MA 02149-2419 ("CEREBROTEC").

         WHEREAS, under research programs funded by the GENERAL, the Children's Medical Center Corporation ("CMCC") and the U.S. Government, the GENERAL and CMCC through research conducted by Dr. Seth Finklestein and his colleagues, including Dr. Evan Snyder of CMCC, has developed inventions pertaining to treatments to enhance recovery from stroke;

         WHEREAS, GENERAL has filed U.S. and foreign Patent Applications covering said inventions and all Dr. Finklestein's and his colleagues' rights, title and interest in said applications have been assigned to GENERAL, except that all Dr. Evan Snyder's rights, title and interest in certain JOINT PATENT RIGHTS (as defined hereinbelow) have been assigned to CMCC, and that certain other JOINT PATENT RIGHTS relating to the patent application filed October 27, 2000, serial number to be assigned, which is identified as MGH 1744.0, is jointly owned by GENERAL and ViaCell, Inc.;

         WHEREAS, GENERAL represents to the best of its knowledge and belief that, except as recited in the preceding paragraph, it is the owner of all rights, title and interest in said patent applications and has the right and ability to grant the license hereinafter described;

         WHEREAS, GENERAL and CMCC have entered into an Inter-Institutional Agreement, effective January 18, 2001, under which CMCC has granted GENERAL the right to grant licenses under CMCC's rights in certain JOINT PATENT RIGHTS (as defined hereinbelow) on CMCC's behalf;

         WHEREAS, as a center for research and education, GENERAL and CMCC are interested in licensing PATENT RIGHTS and JOINT PATENT RIGHTS and thus benefiting the public and the GENERAL by facilitating the dissemination of the results of its research in the form of useful products, but is without capacity to commercially develop, manufacture, and distribute any such product; and

         WHEREAS, CEREBROTEC having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world;

         NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

                                 1. DEFINITIONS

         1.1 The term "ACCOUNTING PERIOD" shall mean each six month period ending June 30 and December 31.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         1.2 The term "AFFILIATE" with respect to CEREBROTEC shall mean any corporation or other legal entity controlling, controlled by or under common control with CEREBROTEC. The term "AFFILIATE" with respect to GENERAL or CMCC shall mean any company controlling, controlled by, or under common control with GENERAL or CMCC, respectively. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         1.3 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by CEREBROTEC, its AFFILIATES or SUBLICENSEES.

         1.4 The term "LICENSE FIELD" shall mean the diagnosis, treatment or prevention of human and animal diseases.

         1.5 The Term "NET SALES PRICE" shall mean the GROSS SALES PRICE as defined in (b) below received by CEREBROTEC or any of its AFFILIATES or SUBLICENSEES ("SELLERS") for the sale or distribution of any PRODUCT to a final customer who will be the end user of the PRODUCT and is not an AFFILIATE or SUBLICENSEE ("CUSTOMER"), less (to the extent appropriately documented) the following amounts actually paid out by CEREBROTEC, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of PRODUCT:

                  (a)      (i)      credits and allowances for price adjustment,
rejection, or return of PRODUCTS previously sold;

                           (ii)     rebates and cash discounts to purchasers
allowed and taken;

                           (iii)    amounts for transportation, insurance,
handling or shipping charges to purchasers;

                           (iv)     taxes, duties and other governmental charges
levied on or measured by the sale of PRODUCTS, whether absorbed by CEREBROTEC or paid by the purchaser so long as CEREBROTEC's price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

                           (v)      for any sale in which the United States
government on the basis of its royalty-free license pursuant to 35 USC Sec. 202(c) to any PATENT RIGHT requires that the GROSS SALES PRICE of any PRODUCT subject to such PATENT RIGHT be reduced by the amount of such royalty owed GENERAL pursuant to paragraph 3.1, the amount of such royalty.

                  (b) For any bona fide sale to a bona fide CUSTOMER by CEREBROTEC or any of its AFFILIATES or SUBLICENSEES, the GROSS SALES PRICE shall be the gross billing price of the PRODUCT.

                  (c) If CEREBROTEC or any of its AFFILIATES or SUBLICENSEES sell any PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

GROSS SALES PRICE of the combination by the fraction A over A+B, in which "A" is the GROSS SALES PRICE of the PRODUCT portion of the combination when sold separately during the ACCOUNTING PERIOD in the country in which the sale was made, and "B" is the GROSS SALES PRICE of the other active elements of the combination sold separately during said ACCOUNTING PERIOD in said country. In the event that no separate sale of either such PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of such combination by the fraction C over C+D, in which "C" is the standard fully-absorbed cost of the PRODUCT portion of such combination, and "D" is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of CEREBROTEC which will be in accord with generally accepted accounting practices.

                  (d) If a SELLER commercially uses or disposes of any PRODUCT by itself (as opposed to a use or disposition of the PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide CUSTOMER, the GROSS SALES PRICE hereunder shall be the price which would be than payable in an arm's length transaction with such a CUSTOMER. If a SELLER commercially uses or disposes of any PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the PRODUCT shall be determined in accordance with paragraph (c) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm's length transaction.

                  (e) Transfer of a PRODUCT within CEREBROTEC or between CEREBROTEC and an AFFILIATE for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the PRODUCT by the transferee.

         1.6. The term "OPTION AGREEMENT" shall mean that certain Option Agreement pertaining to subject matter of this Agreement and to certain of the patent applications licensed to CEREBROTEC hereunder, that is one of two Option Agreements between GENERAL and CEREBROTEC dated August 12, 1999.

         1.7. The term "PATENT RIGHT" shall mean the U.S. Patent Applications filed by Dr. Seth Finklestein and colleagues listed on Appendix A, or the equivalent of such application, including any division, continuation or any foreign patent application or Letters Patent of the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. PATENT RIGHTS shall also include those claims in any continuation-in-part of the aforementioned patent application which claim an invention described or claimed in said patent application.

         1.8 The term "JOINT PATENT RIGHT" shall mean U.S. Patent Application [*] or the equivalent of such applications, including any division, continuation, substitute or any foreign patent application or Letters Patent or the equivalent


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

thereof issuing thereon or reissue, reexamination or extension thereof. JOINT PATENT RIGHT shall also include those claims in any continuation-in-part of the aforementioned patent application which claim an invention described or claimed in said patent application.

         1.9 The term "PRODUCT" shall mean any article, device, composition, method or service, the manufacture, use, or sale of which

                  (a) absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT, or

                  (b) does not infringe a VALID CLAIM of any PATENT RIGHT licensed to CEREBROTEC hereunder but the discovery, development, manufacture or use of which employs TECHNOLOGICAL INFORMATION.

         1.10 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party granted a license by CEREBROTEC or by an AFFILIATE to make, have made, use or sell any PRODUCT. As used in this Agreement, "SUBLICENSEE" shall include, without limitation, any third party to whom CEREBROTEC or an AFFILIATE has granted, directly or indirectly, the fight to distribute a PRODUCT, provided that such third party has the responsibility in whole or in part for marketing and/or promotion of the PRODUCT within the territory for which such distribution rights are granted.

         1.11 The term "SUBLICENSE REVENUE" shall mean any payments that CEREBROTEC receives from a SUBLICENSEE in consideration of the sublicense of the rights granted to CEREBROTEC under Article 2 including, without limitation, license fees, milestone payments and license maintenance fees, but excluding the following payments: (a) royalties on NET SALES by the SUBLICENSEE for which GENERAL receives its royalties pursuant to paragraph 5.1, (b) payments made in consideration of the issuance of equity or debt securities of CEREBROTEC at fair market value, and (c) payments specifically committed to the research or development of PRODUCTS actually conducted by or for CEREBROTEC.

         1.12 The term "TECHNOLOGICAL INFORMATION" shall mean any research data, designs, formulas, process information, clinical data and other information pertaining to any invention claimed in PATENT RIGHT which is known to Dr. Finklestein on the EFFECTIVE DATE.

         1.13 The term "VALID CLAIM" shall mean any claim of any PATENT RIGHT that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in any unappealed and unappealable decision.

         1.14 The term "FINANCING" shall mean either (i) the sale by CEREBROTEC of securities, which sales generate gross aggregate cash proceeds to CEREBROTEC, in one or more closings, of at least $1,000,000 (ii) any sale of a majority of the outstanding shares of CEREBROTEC to a third party regardless of the amount of CEREBROTEC's compensation, or (iii) the merger or acquisition of CEREBROTEC with a third party regardless of whether CEREBROTEC's compensation for such sale is in cash and regardless of the amount of CEREBROTEC's compensation.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         1.15 The term "CLOSING OF THE FINANCING" shall mean the closing of either (i) the particular round of the FINANCING which results in the gross aggregate cash proceeds to CEREBROTEC of all rounds of the FINANCING closed to that date being at least $1,000,000, (ii) the sale of a majority of shares of CEREBROTEC to a third party, or (iii) the merger or acquisition of CEREBROTEC with a third party.

                                   2. LICENSE

         2.1 GENERAL hereby grants CEREBROTEC, to the extent not prohibited by the Untied States Government or by contractual obligations to any other sponsor of research at GENERAL or CMCC;

                  (a) an exclusive, worldwide, royalty-bearing license in the LICENSE FIELD under GENERAL's and CMCC's rights in PATENT RIGHTS and JOINT PATENT RIGHTS to make, have made, use and sell PRODUCTS;

                  (b) to the extent an exclusive license is not available to CEREBROTEC in a country, due to legal or regulatory action in such country, a non-exclusive, royalty-bearing license in the LICENSE FIELD under PATENT RIGHTS and JOINT PATENT RIGHTS to make, have made, use and sell PRODUCTS;

                  (c) the right to sublicense PATENT RIGHTS and JOINT PATENT RIGHTS exclusively licensed to CEREBROTEC.

         The above licenses to sell PRODUCTS include the right to grant to the purchaser of products from CEREBROTEC, its AFFILIATES, and SUBLICENSEES the right to use such purchased PRODUCTS in a method coming within the scope of PATENT RIGHT.

         2.2 It is understood that the granting of any license hereunder is subject to GENERAL's and GENERAL's AFFILIATES' right to make and to use the subject matter described and claimed in all PATENT RIGHTS and JOINT PATENT RIGHTS, and CMCC's and CMCC's AFFILIATES' right to make and to use the subject matter claimed in JOINT PATENT RIGHT for research, clinical and educational purposes but for no other purpose, and that if federal funding supported any PATENT RIGHT, CEREBROTEC's license will be subject to the rights, conditions and limitations imposed by U.S. law including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 U.S.C. Section 202 et. seq. and regulations pertaining thereto).

         2.3 Within three (3) months of EFFECTIVE DATE, upon request by CEREBROTEC, GENERAL shall disclose to CEREBROTEC, TECHNOLOGICAL INFORMATION which CEREBROTEC will be entitled to use to the extent such use does not infringe any patent not licensed to CEREBROTEC hereunder.

         2.4 It is understood that nothing herein shall be construed to grant CEREBROTEC a license express or implied under any patent owned solely or jointly by GENERAL or CMCC other that the PATENT RIGHTS and JOINT PATENT RIGHTS expressly licensed hereunder.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                          3. DUE DILIGENCE OBLIGATIONS

         3.1 CEREBROTEC shall itself, or through its AFFILIATES or SUBLICENSEES, use its best efforts to develop and make commercially available PRODUCTS for commercial sales and distribution throughout the world in the LICENSE FIELD. Such efforts shall include the following: within twenty-four (24) months after the EFFECTIVE DATE, achieving either (i) the CLOSING OF THE FINANCING; or (ii) entering into a partnering agreement with a SUBLICENSEE under which said SUBLICENSEE agrees to fund research or product development at CEREBROTEC in an amount of at least [*] for at least two years.

         Within twenty-four (24) months following the EFFECTIVE DATE, GENERAL and CEREBROTEC shall meet to: (i) agree either to adopt further time-limited performance objectives, or to adopt amendments to the annual minimum payments specified in paragraph 5.5, to ensure that CEREBROTEC uses its best efforts to develop and make commercially available PRODUCTS based on PATENT RIGHTS and JOINT PATENT RIGHTS for commercial sales and distribution throughout the world; and (ii) identify such objectives in the event of their necessity. Such objectives may include requirements such as taking the following steps within defined timeframes; to complete all animal toxicity tests required in connection with securing U.S. Food and Drug Administration approval of clinical evaluations thereof; to initiate and thereafter diligently pursue clinical evaluations of a PRODUCT and in connection therewith take all actions reasonably necessary under the Food, Drug and Cosmetic Act (21 USC 301-391); to introduce PRODUCT on a worldwide basis.

         Provided, however, that GENERAL shall not unreasonably withhold its consent to any revision in any time periods specified herein or established in accordance with this paragraph 3.1 whenever requested in writing by CEREBROTEC and supported by evidence of technical difficulties or delays that the parties could not have reasonably avoided. Failure to achieve any objective within the above stated time periods, or within the time periods established in accordance with this paragraph 3.1 or within any extension granted by GENERAL shall result in GENERAL having the right to cancel upon thirty (30) days notice any exclusive license granted hereunder or convert any exclusive license to a non-exclusive license.

         3.2 At intervals no longer than every six (6) months, CEREBROTEC shall report in writing to GENERAL on progress made toward the development and commercialization of PRODUCTS.

             4. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS
                             AND JOINT PATENT RIGHTS


         4.1      (a)      GENERAL shall be responsible for the preparation,
filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS and JOINT PATENT RIGHTS, at CEREBROTEC's expense. GENERAL shall control patent prosecution of all PATENT RIGHTS and JOINT PATENT RIGHTS using outside patent counsel acceptable to CEREBROTEC in such countries as CEREBROTEC shall reasonably specify.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                  (b) CEREBROTEC shall reimburse GENERAL for all reasonable costs for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS and JOINT PATENT RIGHTS ("Costs") incurred by GENERAL prior to January 1, 2001 (exclusive of Costs previously reimbursed by CEREBROTEC under the Option Agreements) ("PAST PATENT COSTS"), to be payable upon the CLOSING OF THE FINANCING, however, if the CLOSING OF THE FINANCING has not occurred by the first anniversary of the EFFECTIVE DATE, CEREBROTEC shall pay GENERAL forty percent (40%) of the PAST PATENT COSTS on said first anniversary and shall pay the balance of said amount upon the earlier of the CLOSING OF THE FINANCING or the second anniversary of the EFFECTIVE DATE. PAST PATENT COSTS are estimated at one hundred thirty thousand dollars ($130,000), however, GENERAL shall provide CEREBROTEC with an accounting of these costs, supported by appropriate documentation, within sixty (60) days of the execution of this Agreement (but in no event later than the first invoice to be provided to CEREBROTEC under subparagraph (c) below), and the total costs supported by such accounting and documentation shall be considered the amount of PAST PATENT COSTS to be reimbursed by CEREBROTEC in accordance with this paragraph 4.1(b).

                  (c) Subject to paragraph 4.2, CEREBROTEC shall reimburse GENERAL for all Costs incurred by GENERAL from and after January 1, 2001, within thirty (30) days of receipt of invoices from GENERAL or its outside counsel as contemplated herein.

         4.2 With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such PATENT RIGHT, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to CEREBROTEC as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by CEREBROTEC. CEREBROTEC shall have the right to participate in, comment upon and make recommendations regarding the course of patent prosecution, which recommendations GENERAL agrees to follow except to the extent such recommendations result, in GENERAL's determination, in an unwarranted narrowing of PATENT RIGHTS and/or JOINT PATENT RIGHTS.

         4.3 If CEREBROTEC shall elect not to pay or continue to pay the Costs for any PATENT RIGHT, CEREBROTEC shall so notify GENERAL promptly and CEREBROTEC shall thereafter be relieved of the obligation to pay any additional Costs regarding such PATENT RIGHT incurred after the receipt of such notice by GENERAL. Such U.S. or foreign patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and GENERAL shall be free to prosecute or maintain such PATENT RIGHT at its own expense and to license its rights to that particular PATENT RIGHT to any other party on any terms.

                                   5. PAYMENTS

         5.1 Royalties. Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of PRODUCTS anywhere in the world by CEREBROTEC, its AFFILIATES or SUBLICENSEES, CEREBROTEC shall pay GENERAL royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold by CEREBROTEC or its AFFILIATES and SUBLICENSEES;

                  (a) [*] of the NET SALES PRICE so long as the PRODUCT, its manufacture, use or sale is converted by a VALID CLAIM of any PATENT RIGHT licensed exclusively to CEREBROTEC;

                  (b) [*] of the NET SALES PRICE whenever the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT licensed non-exclusively to CEREBROTEC in the country in question; and

                  (c) During each of the ten (10) years next following the FIRST COMMERCIAL SALE anywhere in the world by CEREBROTEC, its AFFILIATES or SUBLICENSEES, [*] of the NET SALES PRICE of PRODUCT on which no royalty is payable under paragraph 5.1(a) or 5.1(b) above.

         5.2      (a)      In the event that more than one royalty rate under
paragraph 5.1 is applicable to a PRODUCT, the highest of the applicable royalties shall apply.

                  (b) Only one royalty under paragraph 5.1 shall be due and payable to GENERAL by CEREBROTEC for any PRODUCT regardless of the number of PATENT RIGHTS and/or JOINT PATENT RIGHTS covering such PRODUCT.

                  (c) In the event CEREBROTEC determines that it is necessary to license any technology of a third party in order to make, use or sell PRODUCTS, then the royalty payment due to GENERAL under Section 5.1(a) shall be reduced by fifty percent (50%) of the royalties paid by CEREBROTEC under such third party licenses; provided, however, that in no event shall the royalty payable to GENERAL under Section 5.1(a) be reduced by more than fifty percent (50%) in any ACCOUNTING PERIOD.

                  (d) If any license granted pursuant to Article 2 shall be or become non-exclusive and GENERAL shall license any PATENT RIGHT to another licensee for the purpose of making, using or selling PRODUCTS and accept a royalty or royalties more favorable to such licensee than herein provided for CEREBROTEC, GENERAL shall give written notice thereof to CEREBROTEC and as of the EFFECTIVE DATE of such more favorable royalty or royalties, CEREBROTEC's obligation hereunder to pay royalty or royalties to GENERAL shall be revised to the more favorable rate.

                  (e) In the event that the royalty paid to GENERAL is a significant factor in the return realized by CEREBROTEC so as to diminish CEREBROTEC's capability to respond to competitive pressures in the market, GENERAL agrees to consider a reasonable reduction in the royalty paid to GENERAL as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, total prior sales by CEREBROTEC, and CEREBROTEC's expenditures in PRODUCT development.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         5.3 Sublicensee Revenue. Subject to Section 5.4, CEREBROTEC shall pay GENERAL [*] of all SUBLICENSEE REVENUE received by CEREBROTEC. Such payments shall be due and payable within sixty (60) days after CEREBROTEC receives the relevant payment from the SUBLICENSEE.

         5.4 Milestones. CEREBROTEC shall pay GENERAL the following amounts upon the occurrence of the following milestones:

                  (a) upon commencement of the first Phase III clinical trial of a PRODUCT by CEREBROTEC or an AFFILIATE or SUBLICENSEE: the greater of
(i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by CEREBROTEC attributable to the commencement of the first Phase III clinical trial of such PRODUCT;

                  (b) upon filing with the FDA of the first NDA, 510(k), PMA or PMA Supplement, or comparable application with respect to a PRODUCT by CEREBROTEC or an AFFILIATE or SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by CEREBROTEC attributable to the filing with the FDA of the first NDA, 510(k), PMA or PMA Supplement, or comparable application with respect to such PRODUCT; and

                  (c) upon approval by the FDA of the first NDA, 510(k), PMA or PMA Supplement, or comparable application with respect to a PRODUCT by CEREBROTEC or an AFFILIATE or SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by CEREBROTEC attributable to the approval by the FDA of the first NDA, 510(k), PMA or PMA Supplement, or comparable application with respect to such PRODUCT.

         5.5 Annual Minimum Royalty. CEREBROTEC shall pay GENERAL an annual minimum royalty of [*] per calendar year, commencing with the calendar year ending December 31, 2001. Said annual minimum royalty shall increase to [*] per calendar year, commencing with the calendar year ending December 31, 2004, and to [*] per calendar year, commencing with the calendar year ending December 31, 2008. The annual minimum royalty payment for each year shall be due within thirty days of the end of such year, and CEREBROTEC may credit the annual minimum royalty in each year against any payments otherwise due GENERAL under this Article 5 for such calendar year.

         5.6 The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at the Fleet Bank on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude GENERAL from exercising any other rights it may have as a consequence of the lateness of any payment.

                             6. REPORTS AND PAYMENTS

         6.1 CEREBROTEC shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to GENERAL. Such


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

books of accounts shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three
(3) years next following the end of the calendar year to which each shall pertain be open for inspection at reasonable times by GENERAL or its designee at GENERAL's expense for the purpose of verifying royalty statements or compliance with this Agreement.

         6.2 In each year the amount of royalty due shall be calculated semiannually as of the end of each ACCOUNTING PERIOD and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 6.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the applicable ACCOUNTING PERIOD.

         6.3 With each semiannual payment, CEREBROTEC shall deliver to GENERAL a full and accurate accounting to include at least the following information:

                  (a) Quantity of each PRODUCT sold or leased (by country) by CEREBROTEC, and its AFFILIATES or SUBLICENSEES;

                  (b)      Total billings for each PRODUCT (by country);

                  (c) Quantities of each PRODUCT used by CEREBROTEC and its AFFILIATES or SUBLICENSEES;

                  (d) Names and addresses of all SUBLICENSEES of CEREBROTEC; and

                  (e)      Total royalties payable to GENERAL.

                                 7. INFRINGEMENT

         7.1 GENERAL will protect its PATENT RIGHTS and JOINT PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgement, such action may be reasonably necessary, proper and justified.

         7.2 If CEREBROTEC shall have supplied GENERAL with written evidence demonstrating to GENERAL'S reasonable satisfaction prima facie infringement of a claim of a PATENT RIGHT in the LICENSE FIELD by a third party, CEREBROTEC may by notice request GENERAL to take steps to protect the PATENT RIGHT. GENERAL shall notify CEREBROTEC within three (3) months of the receipt of such notice whether GENERAL intends to prosecute the alleged infringement. If GENERAL notifies CEREBROTEC that it intends to so prosecute, GENERAL shall, within three (3) months of its notice to CEREBROTEC either (i) cause infringement to terminate or (ii) initiate legal proceedings against the infringer. In the event GENERAL notifies CEREBROTEC that GENERAL does not intend to prosecute said infringement CEREBROTEC may, upon notice to GENERAL, initiate legal proceedings against the infringer at CEREBROTEC's expense and in GENERAL's name if so required by law. No settlement, consent judgment or other voluntary final disposition of the


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

suit which invalidates or restricts the claims of such PATENT RIGHTS and/or JOINT PATENT RIGHTS may be entered into without the consent of GENERAL, which consent shall not be unreasonable withheld. CEREBROTEC shall indemnify GENERAL against any order for payment that may be made against GENERAL in such proceedings.

         7.3 In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

                  (a)      (i)      If the amount is based on lost profits,
CEREBROTEC shall receive an amount equal to the damages the court determines CEREBROTEC has suffered as a result of the infringement less the amount of any royalties that would have been due GENERAL on sales of PRODUCT lost by CEREBROTEC as a result of the infringement had CEREBROTEC made such sales; and

                           (ii)     GENERAL shall receive an amount equal to the
royalties it would have received if such sales had been made by CEREBROTEC; and

                  (b) As to awards other than those based on lost profits, sixty (60) percent to the party initiating such proceedings and forth (40) percent to the other party.

         7.4 For the purpose of the proceedings referred to in this Article 7, the GENERAL and CEREBROTEC shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be off-set against any damages received by the party brining suit in accordance with the foregoing paragraph 7.3.

         7.5 In the event that a declaratory judgment action or any other action alleging invalidity, unenforceability, or non-infringement of any of the PATENT RIGHTS or JOINT PATENT RIGHTS shall be brought against CEREBROTEC, CEREBROTEC shall promptly notify GENERAL. CEREBROTEC shall have the sole right to defend such action at its own expense, unless GENERAL, within thirty (30) days after notification of such action, elects to intervene and take over the sole defense of the action at its own expense.

                               8. INDEMNIFICATION


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         8.1      (a)      CEREBROTEC shall indemnify, defend and hold harmless
GENERAL, CMCC and their trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

                  (b) CEREBROTEC's indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

                  (c) CEREBROTEC agrees, at its own expense to provide attorneys reasonably acceptable to the GENERAL to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

                  (d) This paragraph 8.1 shall survive expiration or termination of this Agreement.

         8.2      (a)      Beginning at such time as any such product, process
or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CEREBROTEC or by a licensee, affiliate or agent of CEREBROTEC, CEREBROTEC shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for CEREBROTEC's indemnification under paragraph 8.1 of this Agreement. If CEREBROTEC elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the GENERAL, CMCC and the Risk Management Foundation. The minimum amounts of insurance coverage required under this paragraph 8.2 shall not be construed to create a limit of CEREBROTEC's liability with respect to its indemnification under paragraph 8.1 of this Agreement.

                  (b) CEREBROTEC shall provide GENERAL with written evidence of such insurance upon request of GENERAL. CEREBROTEC shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if CEREBROTEC does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, GENERAL shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

                  (c) CEREBROTEC shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed or sold (other than for the


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

purpose of obtaining regulatory approvals) by CEREBROTEC or by a licensee, affiliate or agent of CEREBROTEC and (ii) a reasonable period after referred to in (c)(i) above which in no even shall be less than fifteen (15) years.

                  (d) This paragraph 8.2 shall survive expiration or termination of this Agreement.

         8.3 OTHER THAN WARRANTIES SET FORTH HEREIN, GENERAL MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO CEREBROTEC HEREUNDER AND HEREBY DISCLAIMS THE SAME.

         8.4 GENERAL represents that, to the best of its knowledge as of the EFFECTIVE DATE, there are no contractual obligations to other sponsors of research at GENERAL or CMCC that would prohibit the granting of the rights and licenses granted to CEREBROTEC herein.

                                 9. TERMINATION

         9.1 Unless otherwise terminated as provided for in this Agreement, the license to PATENT RIGHTS and JOINT PATENT RIGHTS granted hereunder will continue on a country by country basis:

                  (a) for one (1) year after the date CEREBROTEC, its AFFILIATES, or SUBLICENSEES shall last sell any PRODUCT in such country, it being understood that GENERAL shall have the right to terminate such license upon written notice in any country in the event that after the FIRST COMMERCIAL SALE of PRODUCT in such country there is a continuous one (1) year period in which no PRODUCT is sold in such country, provided such sale is not prevented by force majeure, government regulation or intervention, or institution of a law suit by any third party, or

                  (b) until the last to expire of any PATENT RIGHT, the claims of which but for this Agreement would be infringed by the manufacture, use or sale of any PRODUCT in the applicable country, whichever shall first occur.

         9.2 If either party shall fail to faithfully perform any of its obligations under this Agreement except the due diligence milestones specified in Article 3 herein, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within thirty
(30) days after such notice, the notifying party may terminate this Agreement and the license hereunder upon thirty (30) days' prior written notice, provided that only one such thirty (30) day grace period shall be available in any twelve
(12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         9.3 In the event that any license granted to CEREBROTEC under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that:

                  (a) the SUBLICENSEE is not then in breach of its sublicense agreement;

                  (b) the SUBLICENSEE agrees to be bound to GENERAL as the licensor under the terms and conditions of its sublicense agreement, as modified by the provisions of this paragraph 9.3;

                  (c) the SUBLICENSEE, at GENERAL's written request, assumes in a signed writing the same obligations to GENERAL as those assumed by CEREBROTEC under Articles 8 and 10 hereof;

                  (d) GENERAL shall have the right to receive the greater of (a) any payments payable to CEREBROTEC under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE's right under such sublicense to use and exploit PATENT RIGHTS and/or JOINT PATENT RIGHTS and/or TECHNOLOGICAL INFORMATION or (b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time GENERAL's license to CEREBROTEC is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty rates that GENERAL would charge in an arms length transaction with a licensee which was not and had not been a sponsor of research at GENERAL, taking into account the value of the licensed technology at the time GENERAL's license to CEREBROTEC is terminated;

                  (e) the SUBLICENSEE agrees to be bound by the due diligence obligations of CEREBROTEC pursuant to paragraph 3.1 hereof (whether set by the parties or by Alternate Dispute Resolution pursuant to Section 10.9) in the field and territory of the sublicense;

                  (f) GENERAL has the right to terminate such sublicense upon fifteen (15) days' prior written notice to CEREBROTEC and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (iv) of this paragraph 9.3, unless such breach is cured prior to the expiration of such fifteen (15) day period, and shall further have the right to terminate such sublicense in the event of SUBLICENSEE's failure to meet its due diligence obligations pursuant to clause (v) hereof;

                  (g) GENERAL shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of CEREBROTEC to such SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS and JOINT PATENT RIGHTS and TECHNOLOGICAL INFORMATION that are granted under such sublicense agreement consistent with the terms of this AGREEMENT.

         9.4 Upon termination of any license granted hereunder CEREBROTEC shall pay GENERAL all royalties due or accrued on (i) the sale of PRODUCT up to and including the date of termination and (ii) for twelve (12) months following the date of termination, the sale of PRODUCT manufactured prior to the termination date.


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                               10. MISCELLANEOUS

         10.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

         10.2 In order to facilitate implementation of this Agreement, GENERAL and CEREBROTEC are designating the following individuals to act on their behalf with respect to this Agreement for the matter indicated below:

                  (a) with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of GENERAL's name, for GENERAL, the Director, Corporate Sponsored Research and Licensing, and for CEREBROTEC, Seth P. Finklestein, M.D., President, Cerebrotec, Inc., 308A Hunnewell St., Needham, MA 02494; provided that correspondence relating to the billing of patent costs shall be copied to, for GENERAL, the Business Manager, Corporate Sponsored Research and Licensing.

                  (b) any amendment of or waiver under this Agreement, any written notice including progress reports or other communication pertaining to the Agreement: for GENERAL, the Director, Corporate Sponsored Research and Licensing; and for CEREBROTEC, Seth P. Finklestein, M.D., President, Cerebrotec, Inc., 308A Hunnewell St., Needham, MA 02494.

                  (c) the above designations may be superseded from time to time by alternative designations made by: for GENERAL, the Vice President for Corporate Sponsored Research and Licensing and for CEREBROTEC, Seth P. Finklestein, M.D., President, Cerebrotec, Inc., 308A Hunnewell St., Needham, MA 02494.

         10.3 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

         10.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         10.5 Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of worker; fires; floods, explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

         10.6 Neither party shall use the name of the other party or CMCC or of any staff member, officer, employee or student of the other party or CMCC or any adaptation thereof in any advertising, promotional, or sales literature, publicity or in any document employed to obtain


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

funds or financing without the prior written approval of the party or individual whose name is to be used. For GENERAL, such approval shall be obtained from the Director of Public Affairs.

         10.7 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

         10.8 This Agreement shall not be assignable by GENERAL without CEREBROTEC's written consent except for the right to receive royalties or other payments payable herein. CEREBROTEC may at its own discretion and without approval by GENERAL transfer its interest or any part thereof under this Agreement to a wholly-owned subsidiary or, in the event of the merger, consolidation or sale of substantially all of CEREBROTEC's assets or that portion of CEREBROTEC's business to which this Agreement relates, to the purchaser or assignee of said assets or to the surviving entity in any merger, consolidation or acquisition. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement. Otherwise this Agreement shall be assignable by CEREBROTEC only with the consent in writing of GENERAL.

         10.9 For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except issues relating to the validity, construction or effect of any PATENT RIGHT, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall agree upon a third party which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, "ADR Provider") and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid thirty (30) business days after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within thirty (30) business days after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes GENERAL and CEREBROTEC hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Paragraph 10.9 shall be construed to waiver any rights or timely performance of any obligations existing under this Agreement.


         10.10 If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there are substituted or added as part of this Agreement a provision which shall be as similar as possible in economic


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.





* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         THE PARTIES have duly executed this Agreement as of the date first shown above written.

CEREBROTEC, INC.                                           THE GENERAL HOSPITAL CORPORATION
BY: Signature on File                                      BY: /s/ David Glass, Ph.D.

TITLE:  President                                          TITLE:  Assoc. Dir., Office. of Corp Sponsored
                                                           Research and Licensing


DATE:  2/5/01                                              DATE:  2/5/01


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX A
                                 PATENT RIGHTS


U.S. and foreign patent applications corresponding to the following inventions and U.S. patent applications:

                                       [*]




* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.